UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2023

Alliance Entertainment Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40014	85-2373325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 Peters Road, Suite 1000 Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

(954) 255-4000

Registrant’s telephone number, including area code

Adara Acquisition Corp.

11 East Blvd.

Charlotte, NC 28203

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ADRA	NA
Warrants to purchase one share of Class A common stock	ADRAW	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

Overview

On February 10, 2023 (the “Closing Date”), Alliance Entertainment Holding Corporation, a Delaware corporation (“Alliance”), Adara Acquisition Corp., a Delaware corporation (“Adara”), and Adara Merger Sub, Inc., a Delaware corporation (“Merger Sub”), consummated the closing of the transactions (the “Closing“) contemplated by the Business Combination Agreement, dated June 22, 2022, by and among Alliance, Adara and Merger Sub (the “Business Combination Agreement”), following their approval at a special meeting of the stockholders of Adara held on January 18, 2023 (the “Special Meeting”),

Pursuant to the terms of the Business Combination Agreement, a business combination of Alliance and Adara was effected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of Adara (the Merger, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Following the consummation of the Merger on the Closing Date, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation (the “Company”).

In connection with the Special Meeting and the Business Combination, holders of 11,332,830 shares of Adara Class A common stock, par value $0.0001 per share (“Adara Common Stock”), or 99.1% of the shares with redemption rights, properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.22 per share, for an aggregate redemption amount of $116,581,703. After giving effect to the redemption of public shares, there are currently 167,170 shares of the Company’s Class A common stock issued outstanding and there was $1,719,690.75 remaining balance in the trust count. The remaining amount in the trust account was used to fund the Business Combination.

Conversion and Exchange of Equity in the Business Combination

Pursuant to the Business Combination Agreement, at the effective time of the Business Combination, Adara issued (i) 47,500,000 shares of Class A common stock of Adara (“Company Common Stock”) to holders of common stock of Alliance (“Alliance Common Stock”) and (ii) 60,000,000 shares of Class E Common stock of Adara ( Company Class E Common Stock”) to the Alliance Stockholders were placed in an escrow account to be released to the Alliance stockholders and converted into Company Common Stock upon the occurrence of certain Triggering Events and Merger Sub will merge with and into Alliance, with Alliance surviving the merger and becoming a wholly-owned direct subsidiary of Adara.

The foregoing description of the Business Combination Agreement is not complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, which is attached as Exhibit 2.1 to this Report.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the final prospectus and definitive proxy statement, dated (the “Proxy Statement/Prospectus”) filed by Adara with the Securities and Exchange Commission (the “SEC”) in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 108 of the Proxy Statement/Prospectus. The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibits 2.1 which is incorporated herein by reference.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement /Prospectus (as defined below) in the section entitled “Frequently Used Terms” beginning on page 1 thereof, and such definitions are incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Other Agreements Related to the Business Combination Agreement

Contingent Consideration Shares Escrow

At the Closing, the Company issued an aggregate of 60,000,000 shares of Company Class E Common Stock (the “Contingent Consideration Shares”) to Bruce Ogilvie, Jr. Trust dated January 20, 1994, Ogilvie Legacy Trust dated September 14th, 2021 and Jeff Walker, the Alliance Stockholders. The Contingent Consideration Shares shall be placed into a Contingent Consideration Shares escrow account pursuant to a Contingent Consideration Escrow Agreement (the “Contingent Consideration Escrow Agreement”) and shall not be released from escrow over a ten-year period unless and until they are earned as a result of the occurrence of the applicable Triggering Event as follows: 20,000,000 Contingent Consideration Shares will be earned upon the occurrence of Triggering Event I prior to the five-year anniversary of the Closing; 20,000,000 Contingent Consideration Shares will be earned upon the occurrence of Triggering Event II prior to the seven-year anniversary of the Closing; and 20,000,000 Contingent Consideration Shares will be earned upon the occurrence of Triggering Event III prior to the ten-year anniversary of the Closing.

Upon the occurrence of a Triggering Event, the Contingent Consideration Shares released from the Contingent Consideration Shares escrow account and shall automatically convert into an equal number of shares of Combined Company Common Stock.

In the event that a Triggering Event does not occur during the respective Triggering Event Period, the Contingent Consideration Shares issuable upon the occurrence of the respective Triggering Event shall be forfeited to the Combined Company for cancellation.

Under the Contingent Consideration Escrow Agreement, each Alliance Stockholder owning Contingent Consideration Shares will have all rights with respect to the Contingent Consideration Shares attributable to ownership of such Combined Company Class E Common Stock except (1) the right of possession thereof, (2) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein, and (3) the right to be paid dividends with respect to such shares (other than non-taxable stock dividends, which shall remain in and become part of the Contingent Consideration Shares). Additionally, the Alliance Stockholders will have the right to vote such Contingent Consideration Shares, provided that during the escrow period they have contractually agreed to vote their shares of Combined Company Class E Common Stock in the same manner and proportion as the Combined Company Common Stock votes.

The foregoing description of the Contingent Consideration Escrow Agreement is a summary only and is qualified in its entirety by the full text of the Contingent Consideration Escrow Agreement, a copy of which is attached hereto as Exhibit 10.29, which is incorporated herein by reference.

Lock-Up Agreements and Amended and Restated Insider Letter Agreement

In connection with the Business Combination, certain Alliance Stockholders entered into a Lock-Up Agreement (each, a “Lock-Up Agreement”) pursuant to which they have agreed, subject to certain exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, the Lock-up Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The Lock-Up Period shall terminate 180 days after the Closing.

In connection with Adara’s initial public offering, Adara Sponsor LLC, a Delaware limited liability company (the “Sponsor”) entered into an agreement, dated on March 6, 2021, as amended on June 22, 2022 (the “Insider Letter Agreement”) pursuant to which it has also agreed not to transfer or otherwise dispose of 2,875,000 shares of Adara common stock during the same 180-day lock-up period agreed to by the Alliance stockholders, subject to relief from the lock-up provisions to allow gifts to charitable organizations. Adara’s officers, directors and special advisors entered into similar agreements which, as amended and restated in connection with the Business Combination Agreement (the “Amended and Restated Insider Letter Agreement”), also provide for a six-month post-business combination lock-up restriction. Further, the Sponsor entered into a lock-up agreement pursuant to which it agreed not to transfer its 4,120,000 private warrants exercisable for Combined Company Common Stock at an exercise price of $11.50 per share (the “Private Warrants”) or common stock underlying the Private Warrants, subject to limited exceptions, until 30 days after the Closing Date.

In addition, pursuant to the terms of the Amended and Restated Insider Letter Agreement, the Adara Initial Stockholders agreed to forfeit 1,375,000 shares of Class B Common Stock to the Company for cancellation effective upon the Closing. As a result, the Adara Initial Stockholders own 1,500,000 shares of Class A Common Stock as of immediately following the Closing.

The foregoing descriptions of the Lock-Up Agreements and the Amended and Restated Insider Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Lock-Up Agreement and Amended and Restated Insider Letter Agreement, copies of which are attached hereto as Exhibit 10.8 and 10.4 and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, the registration rights holders (“Reg Rights Holders”) entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company agreed that, within 30 calendar days after the closing of the Business Combination, the Company will file with the SEC (at the Company’s sole cost and expense) the Resale Registration Statement, and the Company shall use commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 120th calendar day if the SEC notifies the Combined Company that it will “review” the Resale Registration Statement) following the closing of the Business Combination and (ii) the tenth business day after the date the Combined Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. In certain circumstances, the Holders can demand up to three underwritten offerings, and all of the Reg Rights Holders will be entitled to piggyback registration rights. Following the Closing, holders of 5,670,000 shares of Company common stock (including 1,500,000 founder shares, 50,000 shares issuable upon exercise of the Underwriters Warrants and up to 4,120,000 shares issuable upon the exercise of Private Warrants to purchase Company common stock) are entitled to certain registration rights.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Indemnity Agreements

In connection with the Closing, the Company entered into indemnity agreements with Messrs. Bruce Ogilvie, Jeffrey Walker, John Kutch, Paul Eibeler, Thomas Finke, W. Tom Donaldson III and Chris Nagelson and Ms. Terilea J. Wielenga, each of whom is a director and/or executive officer of the Company following the Business Combination. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and advancement for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

The foregoing description of the indemnity agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnity agreement, a copy of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Item 2.01 of this Report discusses additional information concerning the consummation of the Transactions and the entry into agreements relating thereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures set forth in the “Introductory Note” and “Item 1.01” above are incorporated by reference into this Item 2.01. The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement ” beginning on page 126, which is incorporated herein by reference.

As a result of the Business Combination, and giving effect to the forfeitures under the Amended and Restated Insider Letter Agreement, the 1,500,000 shares of Adara Class B common stock held by the Adara Initial Stockholders, automatically converted to 1,500,000 shares of the Company’s Class A common stock. Such shares were distributed by the Sponsor to its members on the Closing Date.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

•	49,167,170 shares of Class A common stock;

•	60,000,000 shares of Class E common stock, which are Contingent Consideration Shares;

•	5,750,000 Public Warrants, each exercisable for one share of common stock at a price of $11.50 per share (the “Public Warrants”);

•	4,120,000 Private Warrants, each exercisable for one share of common stock at a price of $11.50 per share; and

•	50,000 Underwriter Warrants, each exercisable for one share of common stock at a price of $11.50 per share.

The Company’s Class A Common Stock and Public Warrants are presently not traded on any securities exchange and will be listed and quoted on the OTC Markets.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Adara was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the Combined Company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts.

This Report includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our, our management team’s, Alliance’s and Alliance’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•	the expected benefits of the Business Combination;

•	the Combined Company’s financial and business performance following the Business Combination, including financial projections and business metrics; and

•	expectations regarding Alliance’s strategies and future financial performance, including financial projections and business metrics, its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, ability to pay its indebtedness and Alliance’s ability to invest in growth initiatives and pursue acquisition opportunities.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be adversely affected by, among other things, the high level of redemptions by Adara’s public stockholders and the significantly reduced amount of capital paid to Alliance at the Closing;

•	costs related to the Business Combination;

•	the Company’s ability to maintain profitability in the future;

•	the impact of Adara’s notice of delisting from the NYSE American after the Closing, and the delisting after any appeal period, and the Alliance shares of Common Stock and Public Warrants trading on the OTC marketplace;

•	the Company’s ability to apply for and obtain the listing of our Common Stock and Public Warrants on the Nasdaq Stock Market LLC following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations of Alliance as a result of the announcement and consummation of the transactions described herein;

•	risks relating to the uncertainty of the projected financial information with respect to Alliance;

•	risks relating to the anticipated growth rates and market opportunities of Alliance;

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Alliance to grow and manage growth profitably following the Business Combination;

•	changes in applicable laws or regulations;

•	the ability of Alliance to execute its business model, including market acceptance of its systems and related services;

•	the Combined Company’s ability to raise capital;

•	Alliance’s reliance on a concentration of suppliers for its products and services;

•	Changes in Alliance’s customers, product mix and pricing strategy;

•	increases in Alliance’s costs, disruption of supply, or shortage of products and materials;

•	Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers;

•	Increased Alliance inventory and risk of obsolescence;

•	Alliance’s significant amount of indebtedness;

•	Risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, one of which, a Fixed Charge Coverage Ratio, has been recently breached with a notice of default letter from the lender dated February 8, 2023, and is subject to a deferred action by the lender;

•	Risks that a breach of the revolving credit facility, including Alliance’s recent breach of the covenant requirements, could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company;

•	known or future litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Alliance’s resources;

•	Alliance’s business being adversely affected by increased inflation, higher interest rates and other adverse economic, business, and/or competitive factors;

•	Alliance’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Transactions, and our ability to attract and retain key personnel;

•	geopolitical risk and changes in applicable laws or regulations;

•	risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•	substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations;

•	product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims;

•	various environmental and safety laws and regulations that could impose substantial costs upon Alliance and negatively impact Alliance’s ability to operate Alliance’s distribution facilities;

•	outages and disruptions of Alliance’s services if it fails to maintain adequate security and supporting infrastructure as it scales Alliance’s information technology systems;

•	availability of additional capital to support business growth;

•	failure to protect Alliance’s intellectual property;

•	the inability of Alliance to develop and maintain effective internal controls;

•	the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;

•	cyber-attacks and security vulnerabilities;

•	any changes to U.S. tax laws; and

•	other risks and uncertainties described in the Proxy Statement/Prospectus, including those on page 43 thereof under the section titled “Risk Factors.”

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information  About Alliance ” beginning on page 160 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors ” beginning on page 43 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on page 33 of the Proxy Statement/Prospectus under the heading “Summary of Risk Factors”  and are incorporated herein by reference.

Additional risk factors as a result of recent developments include:

Adara’s high level of redemptions by its Public Stockholders in connection with the closing of the Business Combination reduced the cash proceeds that the Combined Company will have available for future operations and a substantially reduced number of Public Shares.

In connection with the Special Meeting and the Business Combination, holders of 11,332,830 shares of Adara Class Common Stock, or 99.1% of the shares with redemption rights, exercised their right to redeem their shares for an aggregate cash redemption amount of $116,581,703. After giving effect to the redemption of Adara’s public shares, there are only 167,170 shares of the Company’s Public Common Stock issued outstanding. Further, there was only $1,719,690 remaining balance in the trust count, which was used to fund the Business Combination. As a result of the reduced amount of cash proceeds paid at Closing to fund the Combined Company, and therefore the Company may not be able to pursue its business plans, operations and strategies, which could have an adverse effect on the Company’s growth in revenue and income. Additionally, the reduced number of shares of Public Common Stock will adversely impact the Company’s public float and market liquidity.

Adara’s being delisted from the NYSE American, may negatively affect the price of and liquidity in our securities, including our Common Stock and Public Warrants.

As a result of Adara’s receiving a notice of delisting from the NYSE American after the Closing on February 10, 2023, if the delisting proceeds after any appeal period, there may be no active public market for our Common Stock or Public Warrants. Whether or not our Common Stock or Public Warrants trade on OTC Pink Market will depend on the actions of shareholders and independent third parties, including securities broker-dealers. Any public market that develops will likely be characterized by decreased liquidity and greater volatility, which may materially and adversely affect the value of our Common Stock and Public Warrants. If no active market develops on OTC Pink Market or otherwise, you may be unable to find a buyer for our Common Stock or Public Warrants and may be forced to hold the securities for an indefinite period with no practicable means of recouping any significant part of your investment. In addition, we may be subject to shareholder lawsuits and regulatory proceedings. Our reputation and credibility may be harmed and we may have to incur significant expenses to defend ourselves in any legal or regulatory proceeding brought against us, the outcome of which is uncertain and may have material and adverse impact on our business, financial condition, results of operations and prospects.

Further, the result of Adara’s being delisted from the NYSE American, if our Common Stock trades at less than $5 per share, our stock could come within the definition of a “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

Since our Common Stock is not listed on a national securities exchange, compliance with applicable state securities laws will be required for certain offers, transfers and sales of the shares of our common stock.

Because our common stock is no longer listed on the NYSE American, we will be required to register or qualify in any state the offer, transfer or sale of the common stock. If our common stock is not eligible to be listed on another national securities exchange, sales of stock pursuant to the exercise of warrants and transfers of the shares of our common stock sold may not be exempt from state securities laws. In such event, it will be the responsibility of us in the case of warrant exercises or the holder of public shares to register or qualify the shares for any offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

Covenants and events of default in Alliance’s revolving credit facility could limit our ability to undertake certain types of transactions and adversely affect our liquidity.

Alliance’s revolving credit facility contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest,

Alliance recently failed to meet the covenant requirements of its revolving credit facility, being notified on February 8, 2023 that a Fixed Charge Coverage Ratio has been recently breached, with the letter indicating that is subject to a deferred action by the lender. The Company also has obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly unaudited financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022, and August 31, 2022. These non-compliances resulted in events of default under the revolving credit facility. We cannot provide any assurance that our lender would provide us with a waiver should we not be in compliance in the future. A failure to maintain compliance along with our lender not agreeing to a waiver for the non-compliance would cause the outstanding borrowings to be in default and payable on demand which would have a material adverse effect on us and our ability to continue as a going concern.

A breach of the covenants under our revolving credit facility could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our revolving credit facility could permit the lenders under our revolving credit facility to terminate all commitments to extend further credit under the facility. Furthermore, if we were unable to repay the amounts due and payable under our revolving credit facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lender accelerates the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness. You should read our more detailed descriptions of our revolving credit facility in our filings with the Securities and Exchange Commission, including the Proxy Statement/Prospectus at page 54 as well as the documents themselves which are also attached as exhibits to this Current Report on Form 8-K, for further information about these covenants.

Financial Information

The financial information of the Company is described in the Proxy Statement/Prospectus in the sections entitled “Selected Historical Consolidated Financial Information of Alliance ” and “Alliance’s Management’s Discussion and Analysis of Financial Condition and Results  of Operations” beginning on pages 35 and 175 thereof, respectively, and are incorporated herein by reference.

The financial information of Adara is described in the Proxy Statement/Prospectus in the sections entitled “Selected Historical Financial Information of Adara ” and “Adara Management’s Discussion and Analysis of Financial Condition and Results of Operations ” beginning on pages 36 and 206 thereof, respectively, and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to the financial information of the Company and Adara, and to Exhibit 99.2, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of our Class A common stock is based on 49,167,170 shares of Class A common stock issued and outstanding immediately following consummation of the Transactions, including 47,500,000 shares issued to the Alliance Stockholders, 1,500,000 shares owned by the Adara Initial Stockholders and 167,170 public shares remaining after the redemption of public shares as described above.

The table assumes:

•	For each holder, exercise of Private Warrants held by such holder, which are exercisable 30 days after the Closing;

•	no exercise of the 5,750,000 Public Warrants and the 50,000 Underwriter Warrants that will remain outstanding post-Business Combination and that may be exercised at a later date;

•	the distribution by the Sponsor of 1,200,000 shares to its members; and

•	excludes 60,000,000 Contingent Consideration Shares issued to Alliance’s stockholders subject to future vesting or forfeiture.

Beneficial Ownership Table

Name of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
Bruce Ogilvie (2)(3)	23,750,000	48.3%
Jeffrey Walker(2)	22,852,778	46.5%
Thomas Finke(4)	875,061	1.8%
W. Tom Donaldson III(5)	2,410,062	4.7%
Paul Eibeler	—	*
Terilea J. Wielenga	—	*
Chris Nagelson	—	*
Directors and executive officers as a group (7 individuals)	41,333,876	80.0%

* Less than 1%.

(1)         Unless otherwise indicated, the business address of each of the directors and executive officers of Alliance is c/o Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, Florida 33324.

(2)         Excludes Contingent Consideration Shares.

(3)        15,195,975 of such shares are beneficially owned by the Bruce Ogilvie, Jr. Trust dated January 20, 1994, having Mr. Bruce Ogilvie, Jr. as trustee, and 8,554,025 of such shares are beneficially owned by the Ogilvie Legacy Trust dated September 14, 2021, which has Mr. Ogilvie’s two adult children as trustees. Mr. Ogilvie disclaims individual ownership of such shares except to his individual pecuniary interest in such trusts.

(4)         Includes 637,333 shares issuable upon exercise of Private Warrants. 323,864 of the listed shares, including 250,000 shares issuable upon exercise of Private Warrants, are held directly by the Thomas M. Finke Family Trust dtd 12/14/2012, of which Mr. Finke’s spouse is the trustee and Mr. Finke’s spouse and children are the beneficiaries. Mr. Finke disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)         Such shares are held directly by B&D Series 2020, LLC, of which Mr. Donaldson is the manager. Mr. Donaldson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 1,837,335 shares issuable upon exercise of Private Warrants.

Directors and Executive Officers

The Company’s directors and executive officers upon the Closing are described in the Proxy Statement/Prospectus in the section entitled “Management After the Business Combination ” beginning on page 216 thereof and that information is incorporated herein by reference.

Directors

Pursuant to the approval of Adara stockholders from the Special Meeting, the following persons will constitute the Company’s Board effective upon the Closing: Bruce Ogilvie, Jeffrey Walker, Paul Eibeler, Thomas Finke, W. Tom Donaldson III, Terilea J. Wielenga and Chris Nagelson. Thomas Finke and W. Tom Donaldson III were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Paul Eibeler, Terilea J. Wielenga and Chris Nagelson were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Bruce Ogilvie and Jeffrey Walker were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination ” beginning on page 216, which is incorporated herein by reference.

Committees of the Board of Directors

Effective as of the Closing, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Audit Committee

Effective as of the Closing, our Board appointed Terilea J. Wielenga, Thomas Finke and W. Tom Donaldson III to serve as members of our audit committee, and Ms. Wielenga chairs the audit committee. Under the applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each member of the audit committee meets the independent director standard under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Ms. Wielenga qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

At the Closing, we adopted the audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Effective at the Closing , the Board appointed the members of our compensation committee to include Messrs. Donaldson, Finke and Nagelson. Mr. Donaldson chairs our compensation committee. Under the applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent.

At the Closing, we adopted a compensation committee charter, which detail the principal functions of the compensation committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Office’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the SEC.

Nominating Committee

Effective at the Closing, our Board appointed the initial members of our nominating and corporate governance committee to be Thomas Finke, W. Tom Donaldson III, and Chris Nagelson. Mr. Finke will serve as chair of the nominating and corporate governance committee. At least two of the three directors on the nominating and corporate governance committee will be independent.

At the Closing, we adopted a nominating and corporate governance committee charter, which detail the principal functions of the nominating and corporate governance committee, including:

•	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Our Code of Ethics and our audit committee charter, compensation committee charter, and nominating and corporate governance committee charter are attached as Exhibits 14, 99.3, 99.4, and 99.5, respectively, to this Current Report on Form 8-K. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov.

Executive Officers

Effective as of the Closing, each of Messrs. Thomas Finke and Paul G. Porter resigned as the Chief Executive Officer, Chairman of the Board of Directors, and Chief Financial Officer, respectively. Effective as of the Closing, the Board appointed Bruce Ogilvie to serve as Executive Chairman, Jeffrey Walker to serve as Chief Executive Officer, and John Kutch to serve as Chief Financial Officer.

Executive Compensation

Executive Compensation

The executive compensation of the Company’s named executive officers and directors is described in the Proxy/Prospectus in the section entitled “Management After the Business Combination—Employment Agreements  for Named Executive Officers” beginning on page 218 thereof and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

Certain relationships and related transactions are described in the Proxy Statement/Prospectus in the section entitled “Certain Alliance Relationships and Related Transactions ” beginning on page 188 thereof and are incorporated herein by reference.

Director Independence

A majority of our Board will be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company's board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Thomas Finke. W. Tom Donaldson III, Terilea J. Wielenga and Chris Nagelson are “independent directors” as defined in the applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Alliance—Legal Proceedings ” beginning on page 170, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing, the Company’s publicly traded Class A Stock, public warrants and units were listed on the NYSE American under the symbols “ADRA,” “ADRA WS” and “ADRA.U,” respectively. The Company’s publicly traded units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from NYSE American. The Company’s Class A Common Stock and Public Warrants are presently not traded on any securities exchange and will be listed and quoted on the OTC Markets.

The Company has not paid any cash dividends on shares of its Class A Stock to date. The payment of any cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board. It is the present intention of Alliance’s board of directors to retain all earnings, if any, for use in Alliance’s business operations and, accordingly, Alliance’s Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon Alliance’s revenues and earnings, if any, capital requirements and general financial condition. Further, the ability of Alliance to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Information respecting Adara’s common stock, warrants and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section titled “Price Range of Securities and Dividends ” on page 243 and such information is incorporated herein by reference.

Holders of Record

As of the Closing and following the completion of the Transactions, including the redemption of public shares as described above, the Company had 49,167,170 shares of Class A common stock outstanding held of record by 22 holders and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Proposal  No. 3—The Equity Incentive Plan Proposal” beginning on pages 151 thereof, which is incorporated herein by reference. As described below, the Alliance 2022 Equity Incentive Plan and the material terms thereunder, including the authorization of the initial share reserves thereunder, were approved by Adara’s stockholders at the Special Meeting.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report relating to the issuance of the Company’s Class A common stock in connection with the Transactions, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Common Stock

The Company’s common stock is described in the Proxy Statement/Prospectus in the section entitled “Description of Securities ” beginning on page 220 thereof and that information is incorporated herein by reference. As described below, the Company’s A&R Charter (as defined below) was approved by Adara’s stockholders at the Special Meeting and became effective as of the Closing.

Warrants

A description of the Public and Private Warrants is included in the Proxy Statement/Prospectus in the section titled “Description of Combined Company’s Securities After the Business Combination —Warrants” beginning on page 229 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Alliance has entered into indemnity agreements with each of its directors and executive officers. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and executive officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. Alliance must indemnify its directors and executive officers against all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all other disbursements, obligations or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be witness in, settlement or appeal of, or otherwise participating in any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding. The indemnification agreements also require Alliance to advance, to the extent not prohibited by law, all direct and indirect costs, fees and expenses that such director or executive officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by Alliance. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.11 and is incorporated herein by reference.

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Management  After the Business Combination—Limitation on Liability and Indemnification of Officers and Directors,” at page 225, which information is incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section titled “Indemnification Agreements” is incorporated by herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this report relating to the financial information of the Company, and to Exhibit 99.2, which is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this report relating to the change in Adara’s certifying accountant, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

At the Closing, the 1,500,000 shares of Adara’s Class B common stock held by the the Adara Initial Stockholders, after the forfeiture of 1,375,000 shares, automatically converted to shares of Class A common stock as of the Closing. The disclosure under Item 2.01 of this Report is incorporated into this Item 3.02 by reference.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant

On February 8, 2023 WithumSmith+Brown PC (“Withum”), Adara’s  independent registered public accounting firm prior to the Business Combination, was dismissed as Adara’s independent registered public accounting firm, which dismissal will become effective following the completion of Adara’s audit of the year-ended December 31, 2022, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, Adara.

Withum’s report on Adara’s balance sheets as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2021 and for the period from August 5, 2020 (inception) through December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the uncertainty surrounding Adara’s ability to continue as a going concern.

During the period from August 5, 2020 (inception) through December 31, 2021 and the subsequent period through September 30, 2022, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K other than as described immediately below.

On April 12, 2021, the SEC issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPAC’s”), the “Statement.” In the Statement, the SEC indicates its view that certain terms of the warrants issued in connection with a SPAC Initial Public Offering (“Public Warrants”) and private placement warrants typically issued by a SPAC (“Private Warrants”) call for such warrants to be accounted for as liabilities and not as equity. The Company had recorded such warrants as equity. In light of the SEC's Statement Adara re-evaluated the guidance surrounding the Public and Private Warrants and determined that both Warrants should be recorded as a liability. This determination (liability vs. equity) caused the Company to restate previously issued financial statements that showed the warrants as equity. Further in December 2021 Adara determined that the Class A common stock contains a redemption feature that management has no control over and therefore all Class A shares should be recorded as temporary equity. This change caused the restatement of previously issued financial statements to effect this change. As a result of these restatements, management concluded that the Company did not maintain effective internal control over financial reporting as of February 11, 2021, March 31, 2021, June 30, 2021 September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022, due to a material weakness in the Company’s internal control over financial reporting related to a lack of an effectively designed control over financial reporting related to the Company’s accounting for complex financial instruments. The need to restate financial statements in these instances constitutes a material weakness in internal control.

In response to the previously identified material weakness, Adara designed and implemented remediation measures to address the material weakness identified and enhanced its internal control over financial reporting. Adara has enhanced its financial reporting processes to better identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to its financial statements, including providing enhanced access to accounting literature, research materials and documents and increased communication among Adara’s personnel and third-party professionals with whom management consults regarding complex accounting applications.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Withum is attached as Exhibit 16.1 to this Report.

Item 5.01.	Changes in Control of the Registrant.

The information set forth in the section titled “Introductory Note” , Item 1.01 and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Business Combination pursuant to the Business Combination Agreement, a change of control of Adara has occurred, and the stockholders of Adara as of immediately prior to the Closing held 4,545,170 shares, representing 9.2% of the 49,167,170 outstanding shares of Common Stock immediately following the Closing.

The information set forth above under Item 1.01 and Item 2.01 of this Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Officers,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Indemnification of Directors and Officers” in Item 2.01 to this Report is incorporated herein by reference.

2022 Equity Incentive Plan

As previously disclosed, at the Special Meeting, on January 18, 2023, the stockholders of the Company considered and approved the 2022 Equity Incentive Plan. The 2022 Equity Incentive Plan was previously approved, subject to stockholder approval, by the Board. The 2022 Equity Incentive Plan became effective immediately upon the Closing.

A description of the 2022 Equity Incentive Plan is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 5—Approval of the Equity Incentive Plan Proposal ,” at page 151, which is incorporated herein by reference. The foregoing description of the 2022 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the 2022 Equity Incentive Plan attached as Exhibit 10.10, and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the Adara stockholders considered and approved, among other things, Proposal No. 2-The Charter Proposals (the “Charter Proposals”).

The Second Amended and Restated Certificate of Incorporation of the Company (the “A&R Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on February 10, 2023, includes the amendments proposed by the Charter Proposals.

On February 10, 2023, the Company’s board of directors approved and adopted the Amended and Restated Bylaws of the Company (the “A&R Bylaws”), which became effective as of the effective time of the Business Combination.

Copies of the A&R Certificate of Incorporation and the A&R Bylaws are attached as Exhibit 3.4 and Exhibit 3.5 to this Report, respectively, and are incorporated herein by reference.

The material terms of each of the A&R Certificate of Incorporation and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the sections titled “Proposal No. 2—The Charter Proposals ” at page 148 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

On February 10, 2023, the board of directors approved a change in the fiscal year end for the Company from December 31 to June 30. The Company expects to file the financial statements of Alliance as of and for year ended June 30, 2023.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on February 10, 2023, the Company’s board of directors approved and adopted a new Code of Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Ethics can be found in the Investor Relations section of the Company’s website at www.aent.com.

Item 5.06	Change in Shell Company Status

As a result of the Business Combination, which fulfilled the definition of a “Business Combination” as required by the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Closing, the Company ceased to be a shell company upon the Closing. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 1—The Business Combination Proposal ” beginning on page 108 thereof, which is incorporated herein by reference.

Item 7.01.

On February 10, 2023, the parties issued a joint press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Alliance for the years ended June 30, 2022, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-15 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Alliance for the three months ended September 30, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

The audited consolidated financial statements of Adara as of and for the year ended December 31, 2021 and for the period from April 30, 2019 (Adara’s inception) to December 31, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-38 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Adara and Alliance as of and for the year ended December 31, 2021 and the nine months ended September 30, 2022 is filed as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits.

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
2.1†	Business Combination Agreement, dated as of June 22, 2022, by and among Adara, Merger Sub and Alliance.	Form 8-K	001-40014	2.1	June 23, 2022
3.1	Certificate of Incorporation of Adara.	Form S-1/A	333-250157	3.1	January 14, 2021
3.2	Amended and Restated Certificate of Incorporation of Adara.	Form 8-K	001-40014	3.1	February 11, 2021
3.3	Bylaws of Adara.	Form S-1	333-250157	3.3	November 18, 2020
3.4	Amended and Restated Certificate of Incorporation of the Combined Company (included in Exhibit 2.1).
3.5	Amended and Restated Bylaws of the Combined Company (included in Exhibit 2.1)
4.1	Specimen Unit Certificate of Adara.	Form S-1/A	333-250157	4.1	January 14, 2021
4.2	Specimen Class A Common Stock Certificate of Adara.	Form S-1/A	333-250157	4.2	January 14, 2021
4.3	Specimen Warrant Certificate of Adara.	Form S-1/A	333-250157	4.3	January 14, 2021
4.4	Warrant Agreement, dated February 8, 2021, by and between Adara and Continental Stock Transfer & Trust Company, as warrant agent.	Form 8-K	001-40014	4.1	February 11, 2021
4.5	Combined Company Specimen Class A Common Stock Certificate	Form S-4	333-266098	4.5	October 18, 2022
4.6	Combined Company Warrant Certificate	Form S-4	333-266098	4.6	October 18, 2022
5.1	Opinion of Blank Rome LLP regarding the validity of the securities.	Form S-4	333-266098	5.1	October 18, 2022
8.1*	Tax Opinion of Blank Rome LLP.
10.1	Amended and Restated Promissory Note, dated November 18, 2020, issued to Adara Sponsor LLC.	Form S-1	333-250157	10.2	November 18, 2020

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
10.2	Securities Subscription Agreement, dated August 5, 2020, between the Registrant and Adara Sponsor LLC.	Form S-1	333-250157	10.5	November 18, 2020
10.3	Form of Adara Indemnity Agreement.	Form S-1/A	333-250157	10.7	January 14, 2021
10.4	Letter Agreement, dated February 8, 2021, by and among Adara, its officers, its directors, Adara Sponsor LLC and other initial stockholders of Adara.	Form 8-K	001-40014	10.1	February 11, 2021
10.5	Investment Management Trust Agreement, dated February 8, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee.	Form 8-K	001-40014	10.2	February 11, 2021
10.6	Registration Rights Agreement, dated February 8, 2021, by and between the Company and certain securityholders.	Form 8-K	001-40014	10.3	February 11, 2021
10.7	Private Placement Warrants Purchase Agreement, dated February 8, 2021, by and between the Company and the Sponsor.	Form 8-K	001-40014	10.4	February 11, 2021
10.8	Administrative Support Agreement, dated February 8, 2021, by and between the Company and the Sponsor.	Form 8-K	001-40014	10.5	February 11, 2021
10.9	Form of Lock-Up Agreement (included in Exhibit 2.1).	Form 8-K	001-40014	2.1	June 23, 2022
10.10 (a) †	Alliance Entertainment Holding Corporation 2022 Equity Incentive Plan (included as Annex C to this proxy statement/prospectus).	Form S-4	333-266098	10.10	July 12, 2022

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
10.11	Form of Combined Company Indemnity Agreement	Form S-4	333-266098	10.11	October 18, 2022
10.12	Loan and Security Agreement, dated as of February 21, 2017, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC and Directtou, LLC, as Borrowers, Bank of America, N.A., as Agent and Bank of America, N.A. as Sole Lead Arranger and Sole Bookrunner	Form S-4	333-266098	10.12	October 18, 2022
10.13	Amendment Number Nine to Loan and Security Agreement, dated as of January 24, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, Aeris Marketing, LLC and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.13	October 18, 2022

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
10.14	Amendment Number Ten to Loan and Security Agreement, dated as of May 4, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, Aeris Marketing, LLC and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.14	October 18, 2022
10.15	Amendment Number Eleven to Loan and Security Agreement, dated as of June 30, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.15	October 18, 2022
10.16	Lease Agreement, dated as of August 18, 2017, by and between Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.16	October 18, 2022
10.17	First Amendment to Lease, dated as of January 22, 2018, by and among Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.17	October 18, 2022

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
10.18	Multi-Tenant Industrial Triple Net Lease, dated as of December 14, 2007, by and between Cedar Grove — Crossdock, LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.18	October 18, 2022
10.19	First Amendment to Lease Agreement, dated as of January 18, 2013, by and between KTR LOU I LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.19	October 18, 2022
10.20	Second Amendment to Lease Agreement, dated as of August 1, 2014, by and between KTR LOU I LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.20	October 18, 2022
10.21	Guaranty Agreement, dated as of November 9, 2012, by and between Project Panther Acquisition Corporation and KTR LOU I LLC	Form S-4	333-266098	10.21	October 18, 2022
10.22	Office Lease, dated as of January 7, 2011, by and between French Overseas Company, LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.22	October 18, 2022
10.23	First Amendment to Lease, dated as of January 31, 2012, by and between French Overseas Company, LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.23	October 18, 2022
10.24	Second Amendment to Lease, dated August 2016, by and between French Overseas Company, LLC and Alliance Entertainment, LLC	Form S-4	333-266098	10.24	October 18, 2022
10.25	Standard Industrial Lease, dated as of August 12, 2020, by and between SCRS Valley Park Business Center, LLC and COKeM International, Ltd.	Form S-4	333-266098	10.25	October 18, 2022

Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
10.26	Second Amendment to Lease, dated as of June 26, 2020, by and between Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.26	October 18, 2022
10.27 †	Form of Employment Agreement, by and between Alliance Entertainment Holding Corporation and Bruce Ogilvie	Form S-4	333-266098	10.27	October 18, 2022
10.28 †	Form of Employment Agreement, by and between Alliance Entertainment Holding Corporation and Jeffrey Walker	Form S-4	333-266098	10.28	October 18, 2022
10.29	Contingent Consideration Escrow Agreement by and among the Combined Company, Bruce Ogilvie and Continental Stock Transfer and Trust Company dated February 10, 2023
14	Code of Ethics for Alliance Entertainment Holding Corporation
16.1	Letter from WithumSmith+Brown PC to the U.S. Securities and Exchange Commission dated February 10, 2023.
23.3	Consent of Blank Rome LLP.	Form S-4	333-266098	5.1	October 18, 2022
99.1	Press release dated February 10, 2023
99.2	Unaudited pro forma condensed combined financial information of Adara and Alliance as of and for the year ended December 31, 2021 and the nine months ended September 30, 2022.
99.3	Audit Committee Charter of Alliance Entertainment Holding Corporation
99.4	Compensation Committee Charter of Alliance Entertainment Holding Corporation
99.5	Nominating and Corporate Governance Committee Charter of Alliance Entertainment Holding Corporation

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

†	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Entertainment Holding Corporation

Date:	February 13, 2023	By:	/s/ Jeffrey Walker
		Name:	Jeffrey Walker
		Title:	Chief Executive Officer